  Exhibit 99.1

SOLITRON DEVICES, INC. ANNOUNCES UNAUDITED FISCAL 2020 SECOND QUARTER RESULTS

WEST PALM BEACH, FL – Solitron Devices, Inc. (OTCBB: SODI) (“Solitron” or the “Company”) today announced unaudited results for the fiscal 2020 second quarter ended August 31, 2019.

FISCAL SECOND QUARTER HIGHLIGHTS
➢
4% increase in net sales in fiscal second quarter versus prior year
➢
189% increase in net bookings in fiscal second quarter versus prior year
➢
Wafer Fab improvement plan continues on schedule

FISCAL 2020 FIRST HALF HIGHLIGHTS
➢
17% increase in net sales in first half of fiscal 2020 versus prior year
➢
100% increase in net bookings in first half of fiscal 2020 versus prior year
➢
Cash and Securities increased by nearly $0.5 million in first half of fiscal 2020 versus prior year
➢
Net loss decreased by $0.9 million in first half of fiscal 2020 versus prior year

For the fiscal 2020 second quarter, net sales increased 4% to $2,420,000 versus $2,334,000 in the fiscal 2019 second quarter. Gross profit as a percentage of sales was 19.1% in the fiscal 2020 second quarter versus 19.0% in the fiscal 2019 second quarter. Net loss was ($213,000), or ($0.11) per share in the fiscal 2020 second quarter as compared to a net loss of ($377,000), or ($0.20) per share in the fiscal 2019 second quarter.

Our wafer fab continued to make progress in its improvement plan. As noted in our July 26, 2019 press release, the improvement plan includes a temporary reduction in our fab production levels, which resulted in approximately $175,000 of normal cost being immediately expensed in the quarter, instead of allocated to inventory. The improvement plan is on schedule to be completed in the fiscal fourth quarter, at which time production levels will be increased.

Selling, General & Administrative expenses were $672,000 in the fiscal 2020 second quarter, as compared to $788,000 in the fiscal 2019 second quarter. There were no audit costs in the fiscal 2020 second quarter, whereas the company incurred $336,000 in audit related costs in the fiscal 2019 second quarter. Fiscal 2020 second quarter expenses included a $282,000 non-cash charge for stock compensation expense, and $50,000 in bonus expense; partially offset by a credit of $107,000 related to the reversal of the accrual for the last bill from our previous auditor.

Net bookings were $3.7 million in the fiscal 2020 second quarter, and $5.6 million in the first six months of fiscal 2020, as compared to $1.3 million in the fiscal 2019 second quarter, and $2.8 million in the first six months of fiscal 2019. We are increasing our estimate for fiscal 2020 bookings from a range of $9.5 to $10.5 million to $10.0 million to $11.0 million. The higher end of the range would include receipt of an end of life order. However, timing is uncertain with regard to the receipt of government/defense related contracts.

On October 2, 2019, the Company engaged MaloneBailey, LLP to audit the Company’s fiscal 2019 and 2020 financial results at the completion of the fiscal 2020 year.

SOLITRON DEVICES, INC.
CONDENSED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED AUGUST 31, 2019 AND AUGUST 31, 2018
(Unaudited, in thousands except for share and per share amounts)

	Fiscal second quarter ended	Fiscal second quarter ended	Fiscal first half ended	Fiscal first half ended
	8/31/2019	8/31/2018	8/31/2019	8/31/2018

Net Sales	2,420	2,334	4,977	4,242
Cost of Sales	1,958	1,890	4,324	3,779

Gross Profit	462	444	653	463
as a % of net sales	19.1%	19.0%	13.1%	10.9%
Selling, General and Administrative Expenses	672	788	1,116	1,801

Operating Loss	(210)	(344)	(463)	(1,338)

Other (loss) income
Interest Income	1	2	2	6
Realized gain (loss) on investments	(7)	(9)	(23)	(7)
Unrealized gain (loss) on investments	3	(26)	22	(46)
Other, net	-	-	-	4
Total other (loss) income	(3)	(33)	1	(43)

Net Income (Loss)	(213)	(377)	(462)	(1,381)

Net Loss Per Share-Basic and diluted	$(0.11)	$(0.20)	$(0.24)	$(0.73)
Net Loss Per Share-Basic and diluted	$(0.11)	$(0.20)	$(0.24)	$(0.73)

Weighted average shares outstanding-Basic	2,013,959	1,901,950	1,957,959	1,901,950
Weighted average shares outstanding-Diluted	2,013,959	1,901,950	1,957,959	1,901,950

SOLITRON DEVICES, INC.
CONDENSED BALANCE SHEETS
AS OF AUGUST 31, 2019 AND FEBRUARY 28, 2019
(Unaudited, in thousands except for share and per share amounts)
	Aug. 31, 2019	Feb 28, 2019

ASSETS
CURRENT ASSETS
Cash and cash equivalents	813	394
Securities	65	79
Accounts receivable	1,677	1,829
Inventories, net	3,049	3,958
Prepaid expenses and other current assets	191	156
TOTAL CURRENT ASSETS	5,795	6,416

Property, Plant and Equipment, Net	477	517
Operating Lease - Right-of-Use Asset	896	1,081
Other Assets	47	47

TOTAL ASSETS	7,215	8,061

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	331	742
Customer deposits	38	5
Operating Lease Liability*	388	378
Accrued expenses and other current liabilities	339	442
TOTAL CURRENT LIABILITIES	1,096	1,567

Operating Lease Liability*	599	794
TOTAL LIABILITIES	1,695	2,361

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, authorized 500,000 shares, none issued	-	-
Common stock, $.01 par value, authorized 10,000,000 shares,
2,062,959 shares outstanding, net of 508,304 treasury shares at August 31, 2019; 1,901,959 shares outstanding, net of
669,304 treasury shares at February 28, 2019	21	19
Additional paid-in capital	1,834	1,834
Retained Earnings	5,146	5,608
Less treasury stock	(1,481)	(1,761)
TOTAL STOCKHOLDERS’ EQUITY	5,520	5,700
* The February 28, 2019 balance sheet includes adoption of Topic 842, Leases and a classification correction of sales return allowance from accounts payable to accrued expenses.

SOLITRON DEVICES, INC.
STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED AUGUST 31, 2019 AND AUGUST 31, 2018
(Unaudited, in thousands)

	2019	2018

Net loss	$(462)	$(1,381)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation and amortization	108	107
Net realized and unrealized losses (gains) on investments	1	53
Stock based compensation	282	-
Accounts receivable	152	(161)
Inventories	909	(256)
Prepaid expenses and other current assets	(35)	12
Other assets	-	94
Accounts payable	(411)	(67)
Customer deposits	33	(30)
Accrued expenses, other current and non current liabilities	(103)	(91)
Net cash provided by (used in) operating activities	474	(1,720)

Investing activities
Proceeds from sale of securities	45	152
Purchases of Securities	(32)	(150)
Purchases of property and equipment	(68)	(118)
Net cash provided by (used in) investing activities	(55)	(116)

Net cash provided by financing activities	-	-

Net increase (decrease) in cash and cash equivalents	419	(1,836)
Cash and cash equivalents - beginning of the year	394	2,215
Cash and cash equivalents - end of the year	$813	$379

More detailed financials will be available on our company website, under the investor relations tab, at https://solitrondevices.com/investors/.

These preliminary, unaudited results for the fiscal second quarter and fiscal first half ended 2020 and 2019 are based on management's review of operations for those periods and the information available to the Company as of the date of this press release. An independent registered public accounting firm has not reviewed or performed any procedures with respect to the preliminary financial information presented for the fiscal quarters and fiscal first half ended August 31, 2019, and August 31, 2018, fiscal years ended February 28, 2019, or February 28, 2018, nor completed the audit for the fiscal year ended February 28, 2017.

About Solitron Devices, Inc.

Solitron Devices, Inc., a Delaware corporation, designs, develops, manufactures and markets solid state semiconductor components and related devices primarily for the military and aerospace markets. The Company manufactures a large variety of bipolar and metal oxide semiconductor (“MOS”) power transistors, power and control hybrids, junction and power MOS field effect transistors (“Power MOSFETS”), and other related products. Most of the Company's products are custom made pursuant to contracts with customers whose end products are sold to the United States government. Other products, such as Joint Army/Navy (“JAN”) transistors, diodes and Standard Military Drawings voltage regulators, are sold as standard or catalog items. The Company was incorporated under the laws of the State of New York in March 1959 and reincorporated under the laws of the State of Delaware in August 1987.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Solitron Devices, Inc. that involve risks and uncertainties that could materially affect actual results, including statements regarding the Company’s unaudited fiscal 2020 second quarter results and the Company’s expectations regarding bookings in fiscal 2020. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) actual bookings for fiscal year 2020; (2) our ability to properly account for inventory in the future; (3) our ability to protect the Company’s net operating losses and tax benefits; (4) changes in our stock price, corporate or other market conditions; (5) the loss of, or reduction of business from, substantial clients; (6) our dependence on government contracts, which are subject to termination, price renegotiations and regulatory compliance; (7) changes in government policy or economic conditions; (8) increased competition; (9) the uncertainty of current economic conditions, domestically and globally; (10) the costs and uncertainty of pursuing any legal action against the Company’s prior auditor and (11) other factors contained in the Company’s Securities and Exchange Commission filings, including its most recent Form 10-K, 10-Q and 8-K reports.

Tim Eriksen
Chief Executive Officer
(561) 848-4311
Corporate@solitrondevices.com